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                                                                    EXHIBIT 21.1
                        HIGHLANDS INSURANCE GROUP, INC.

                              LIST OF SUBSIDIARIES

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
                                               JURISDICTION OF INCORPORATION OR
NAME                                                     ORGANIZATION
----                                           --------------------------------
Aberdeen Insurance Company                      Texas
Highlands Casualty Company                      Texas
Highlands Claims and Safety Services, Inc.      Texas
Highlands Holdings (UK), Ltd.                   United Kingdom
Highlands Insurance Company (U.K.) Limited      United Kingdom
Highlands Insurance Company                     Texas
Highlands Limited                               Bermuda
Highlands Lloyds                                Texas
Highlands Overseas Limited                      Panama
Highlands Underwriters Insurance Company        Texas
Highlands Underwriters Insurance Agency, Inc.   Texas
Highlands Underwriting Agents, Limited          United Kingdom
Underwriters Special Risks of La., Inc.         Louisiana
Underwriters Special Risks, Inc.                Texas
American Professionals Insurance Company        Indiana
LMI Insurance Company                           Ohio
NN Insurance Company                            Wisconsin
Northwestern National Casualty Company          Wisconsin
Northwestern National Holding Company, Inc.     Delaware
Pacific Automobile Insurance Company            California
Pacific National Insurance Company              California
State Capital Insurance Company                 North Carolina
Statesman Insurance Company                     Indiana
American Reliance, Inc.                         Indiana
American Reliance Realty, Inc.                  Delaware
Lumbermens Financial Corporation                Ohio
Interstate Business Services, Inc.              Ohio
Interstate Insurance Agency, Inc. (Ohio)        Ohio
Certified Finance Corporation                   Texas
Insurance Management Corporation                Texas
SICO, Inc.                                      Indiana
Timeco, Inc.                                    Indiana
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